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                                                                    EXHIBIT 99.1

                                  Netzee, Inc.
                   (formerly Direct Access Interactive, Inc.)
                       Valuation and Qualifying Accounts
                        Allowance for Doubtful Accounts
           (Schedule II to Audited Consolidated Financial Statements)

                  Balance at        Provision         Transfers                           Balance at
                  Beginning         Charged to          from                                  End
                  of Period           Expense        Acquisitions       Charge-offs        of Period
                  ----------        ----------       ------------       -----------       ----------
1997............  $    --           $    --          $     --           $    --           $     --
1998............       --            10,000                --                --             10,000
1999............  $10,000           $25,000          $276,750           $69,000           $242,750